UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2013

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 21, 2013, Yvonne Hao provided notice of her resignation from her position as Interim Chief Operating Officer of The Gymboree Corporation (the “Company”) effective as of that date. Ms. Hao’s resignation follows the previously reported appointments of Mark Breitbard and Evan Price as the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

(d) On March 11, 2013, the Board of Directors of the Company (the “Board”) unanimously voted to increase the size of the Board, which had previously been set at four, to five members and to elect Ms. Hao as a director of the Company. Ms. Hao will also serve as a member of the Audit Committee of the Board. Ms. Hao will not receive any compensation from the Company for her role as a director or a member of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: March 12, 2013	By:	/s/ Mark Breitbard
Name: Mark Breitbard Title: Chief Executive Officer